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Contact: Edward Nebb For Immediate Release
 203-972-8350
IR@MetropolitanBankNY.com

Metropolitan Bank Holding Corp. Appoints
Gerard Perri Chief Operating Officer

NEW YORK, N.Y. — December 18, 2017 — Metropolitan Bank Holding Corp. (NYSE: MCB)("Metropolitan" or the "Company"), the holding company for Metropolitan Commercial Bank, today announced that Gerard A. Perri has been named to the newly created position of Executive Vice President and Chief Operating Officer, effective today. He reports to Mark DeFazio, President and Chief Executive Officer and is responsible for overall bank operations.

Mr. Perri is a senior banking industry executive with over 40 years of experience in financial services operations. Mr. Perri is returning to the Company after having previously served with Metropolitan Commercial Bank from its founding in 1999 until 2006 as its Chief Financial Officer.
"We are pleased to welcome Gerard Perri back to the Metropolitan family," said CEO Mark DeFazio. "As the Company has grown to $1.7 billion in assets, and is well-positioned for the future with our recently completed initial public offering, we felt it was important to further expand our strong leadership team to help take us to the next level. Gerard was the ideal candidate for COO, as he is attuned to our entrepreneurial culture and commitment to customers."

"I'm excited to be rejoining Metropolitan as the Company moves into the future after completing the milestone of a successful IPO, and I look forward to helping maintain and enhance the operational excellence to continue our growth and progress," stated Mr. Perri.

Immediately prior to rejoining Metropolitan, Mr. Perri held senior executive positions with several public and private community banks in the New York area. His career has included extensive experience with commercial banks, savings institutions and real estate firms. He holds an MBA from Adelphi University and a BA degree from City University of New York.

About Metropolitan Bank Holding Corp.
Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank®, The Entrepreneurial Bank. Headquartered in New York City, the Bank operates full-service banking centers in Manhattan; Boro Park, Brooklyn; and Great Neck, Long Island. Metropolitan Commercial Bank is a New York State chartered commercial bank, an FDIC member and an equal opportunity lender.

Cautionary Note Regarding Forward-Looking Statements
This press release includes "forward-looking statements," including with respect to the initial public offering. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and other sections of the registration statement filed with the SEC. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "attribute," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and Metropolitan Bank Holding Corp. does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

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